Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 Equity Plan of Cott Corporation of our reports dated August 29, 2014 relating to the financial statements of DSS Group, Inc., which appear in Cott Corporation’s Current Report on Form 8-K/A dated February 24, 2015.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 18, 2015

PricewaterhouseCoopers LLP, 1075 Peachtree Street, Suite 2600, Atlanta, GA 30309
T: (678) 419 1000 F: (678) 419 1239, www.pwc.com/us